UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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MORGAN STANLEY INSTITUTIONAL FUND, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 29, 2010

Dear Shareholder,

This letter is in reference to the Notice of Joint Special Meeting of Shareholders that you recently received regarding the proposed reorganization of the Van Kampen Core Growth Fund, Van Kampen Equity Growth Fund and Van Kampen Global Growth Fund (each a “Van Kampen Fund”) into the Morgan Stanley Institutional Fund, Inc. (“MSIF”) Advantage Portfolio, MSIF Equity Growth Portfolio and MSIF Global Growth Portfolio (each a “MSIF Fund”), respectively.

If a proposed reorganization is approved at the shareholder meeting (currently scheduled to be held on May 10, 2010), it is expected that substantially all of the assets and liabilities of the Van Kampen Fund will be transferred to the respective MSIF Fund shortly following approval by shareholders. As a result of this reorganization, shareholders of the Van Kampen Fund will become shareholders of the respective MSIF Fund and a new MSIF Fund account will be established in your name.

Our records indicate that you have a Van Kampen Fund transfer on death (TOD) account that is governed under the Delaware Uniform TOD Security Registration Act subject to Van Kampen Investor Services Inc. (VKIS) TOD rules. As you know, TOD rules enable you, as a mutual fund owner, to designate an individual or other entity as a beneficiary of your shares of your Van Kampen Fund upon your death.

If the reorganization is approved, please note that your new MSIF Fund TOD account will be governed under the Delaware Uniform TOD Security Registration Act subject to Securities Transfer Association (STA) TOD rules. As such, the registration of your MSIF Fund account will be changed to reflect “Subject to STA TOD rules”.

Please be aware that there are some differences in the respective TOD rules. For example, any beneficiary designations/changes made after the reorganization will only support one beneficiary per account and will not permit a beneficiary designation with lineal descendants. As such, the ownership would pass to the deceased account owner’s estate if the beneficiary does not survive the account owner.

It is important to note: The current beneficiary designation(s) of your Van Kampen account (even those designations with lineal descendants) will continue to be maintained and supported on your MSIF TOD account unless instructions are provided in writing to remove or otherwise change the designation.

For more detailed information regarding acceptable beneficiary designations and other rules that will govern your TOD account after the reorganization, please visit the Securities Transfer Association website at stai.org, and select Guidelines or contact our Client Relations Department at (800) 847-2424, Monday through Friday.

Sincerely,

Van Kampen Investor Services Inc.